Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 1301 Avenue of the Americas, 40th Floor New York, NY 10019-6022 O: 212.999.5800 F: 212.999.5899

November 20, 2024

PMV Pharmaceuticals, Inc.

400 Alexander Park Drive, Suite 301

Princeton, New Jersey 08540

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by PMV Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate offering price of $200,000,000, or the equivalent thereof, of (a) shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”); (b) shares of the Company’s preferred stock, $0.00001 par value per share (the “Preferred Stock”); (c) the Company’s debt securities (the “Debt Securities”); (d) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (e) subscription rights to purchase Common Stock, Preferred Stock, Debt Securities, Warrants or units consisting of some or all of these securities (the “Subscription Rights”); (f) purchase contracts of the Company with respect to the securities of the Company (the “Purchase Contracts”); and (g) units consisting of two or more securities described above in any combination (the “Units”) (the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights, the Purchase Contracts and the Units are collectively referred to herein as the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Debt Securities are to be issued pursuant to a debt securities indenture (the “Indenture”), a form of which has been filed as an exhibit to the Registration Statement and is to be entered into between the Company and a trustee to be named in a Prospectus Supplement to the Registration Statement (the “Trustee”). The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K. The Debt Securities are to be issued in the form set forth in the Indenture. The Indenture may be supplemented in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.

We have also acted as counsel to the Company in connection with an offering of up to $113,792,846.40 of shares of Common Stock (the “Sales Agreement Shares”) that may be issued and sold under the common stock sales agreement (the “Sales Agreement”), dated as of October 4, 2021, by and between the Company and Jefferies LLC (the “Sales Agent”). The prospectus supplement for the offer and sale of the Sales Agreement Shares is included in the Registration Statement (as may be amended or supplemented, the “Sales Agreement Prospectus Supplement”).

AUSTIN  BEIJING  BOSTON  BOULDER  BRUSSELS  HONG KONG  LONDON  LOS ANGELES  NEW YORK  PALO ALTO

SALT LAKE CITY  SAN DIEGO  SAN FRANCISCO  SEATTLE  SHANGHAI  WASHINGTON, DC  WILMINGTON, DE

PMV Pharmaceuticals, Inc.

November 20, 2024

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (f) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (i) with respect to shares of Common Stock or Preferred Stock, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (j) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. The term “Board” means the Board of Directors of the Company or a duly constituted and acting committee thereof.

Based on such examination, we are of the opinion that:

1. With respect to the shares of Common Stock, when: (a) the Board has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) the shares of Common Stock have been duly delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to any particular series of shares of Preferred Stock, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation (a “Certificate”) relating to such Preferred Stock conforming to the General Corporation Law of the State of Delaware (the “DGCL”) and the filing of the Certificate with the Secretary of State of the State of Delaware; and (b) the shares of Preferred Stock have been duly delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

PMV Pharmaceuticals, Inc.

November 20, 2024

3. With respect to Debt Securities to be issued under the Indenture, when: (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

4. With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement, as applicable, duly authorized, executed and delivered by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Subscription Rights, when: (a) the Board has taken all necessary corporate action to authorize the issuance and terms of the Subscription Rights, the terms of the offering thereof, and related matters and (b) the rights agreement under which the Subscription Rights are to be issued has been duly authorized and validly executed and delivered by the Company, and upon payment of the consideration for the Subscription Rights provided for in such rights agreement, if any, then the Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to the Purchase Contracts, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Purchase Contracts and related matters and (b) the agreement under which the Purchase Contracts are to be issued has been duly authorized and validly executed and delivered by the Company, then the Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Units, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units (including any Securities underlying the Units) and related matters; and (b) the Units (including any Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, or similar agreement duly authorized, executed and delivered by the Company and any applicable unit or other agents, and the certificates for the Units (including any Securities underlying the Units) have been duly executed and delivered by the Company and any applicable unit or other agents, then the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to the offering of the Sales Agreement Shares pursuant to the Sales Agreement Prospectus Supplement, the Sales Agreement Shares are duly authorized, and when issued against receipt of the consideration therefor in accordance with the provisions of the Sales Agreement, will be validly issued, fully paid and nonassessable.

PMV Pharmaceuticals, Inc.

November 20, 2024

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America, the laws of the State of New York as to the enforceability of the Debt Securities, the Warrants, the Subscription Rights, the Purchase Contracts and the Units, and the DGCL.

* * *

PMV Pharmaceuticals, Inc.

November 20, 2024

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.